Exhibit 3.2

NII HOLDINGS, INC.

FIFTH AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of NII Holdings, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Time and Place.

(a) All meetings of the stockholders for shall be held at such time and place (if any) as designated by the Board of Directors, within or without the State of Delaware, and stated in the notice of the meeting provided in accordance with Section 2.4 hereof. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that a meeting of stockholders will not be held at any place, but may instead be held by means of remote communications pursuant to Section 8.6. The Board may reschedule to an earlier or later date any previously scheduled annual or special meeting of stockholders (subject, in the case of a special meeting called pursuant to Section 2.3, to the requirements of therein).

(b) Except as otherwise set forth in these bylaws, every reference in these bylaws to a majority or other proportion of the entire capital stock of the Corporation necessary to take a particular action, refers to a majority or other proportion of the votes entitled to be cast with respect to a particular matter or action by all holders of the issued and outstanding capital stock of the Corporation that are entitled to vote on such matter or action.

Section 2.2 Annual Meetings. Annual meetings of stockholders shall be held in each year on such date (which date, other than for the 2016 annual meeting, shall be no later than 13 months after the date of the last annual meeting of stockholders) and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors in accordance with Section 3.4 hereof, and transact such other business as may properly be brought before the meeting in accordance with Section 2.8 hereof.

Section 2.3 Special Meetings.

(a) Special meetings of the stockholders, unless otherwise prescribed by statute or by the Corporation's Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), may be called by the secretary upon the written request of the chairman of the Board or chief executive officer at any time and shall be called by the secretary upon the request in writing of not less than a majority of the Board of Directors, or of stockholders holding, beneficially or of record, not less than thirty-three percent (33%) of the common stock of the Corporation issued and outstanding and entitled to vote as of the record date (the “Requisite Percentage”) referred to in this Section 2.3, subject to the following: In order for a special meeting requested by one or more stockholders (a “Stockholder Requested Special Meeting”) to be called by the secretary, one or more written requests for a special meeting (each a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) stating the purpose of the special meeting and the matters proposed to be acted upon thereat must be signed and dated by the Requisite Percentage of holders of common stock of the Corporation (or their duly authorized agents), must be delivered to the secretary at the principal executive offices of the Corporation and must set forth: (i) in the case of any director nominations proposed to be presented at such Stockholder Requested Special Meeting, the information required by Section 3.3(d); (ii) in the case of any matter (other than a director nomination) proposed to be conducted at such Stockholder Requested Special Meeting, the information required by Section 2.8(b); and (iii) an agreement by the requesting stockholder(s) to notify the secretary immediately in the case of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of Voting Stock owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition such that the number of shares disposed of shall not be included in determining whether the Requisite Percentage has been reached (except that for purposes of this Section 2.3, the term “Stockholder Requested Special Meeting” will be substituted for the term “annual meeting” in all places where it appears in Section 2.8(b)).

(b) In determining whether a special meeting of stockholders has been requested by the holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary will be considered together only if each such Special Meeting Request (A) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (B) has been dated and delivered to the secretary within 60 days of the earliest dated of such Special Meeting Requests. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to Section 2.3(a)(iii) above), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percentage shall have been delivered to the secretary is referred to herein as the “Request Receipt Date.”

(c) A Special Meeting Request shall not be valid: (i) if the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; and (ii) an identical or substantially similar item as determined in good faith by the Board is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within 75 days after the Request Receipt Date.

(d) The Corporation will provide the requesting stockholder(s) with notice of the record date(s) for the determination of stockholders (i) entitled to submit a Special Meeting Request and (ii) entitled to vote at the Stockholder Requested Special Meeting.

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(e) A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the Stockholder Requested Special Meeting shall be called for a date not less than 75 calendar days after the Request Receipt Date.

(f) No requesting stockholder will be entitled to have any matter proposed to be presented at a Stockholder Requested Meeting in any proxy statement or form of proxy that the Corporation may use in connection therewith solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 2.3.

(g) Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percentage of stockholders; and (ii) any additional matters that the Board determines to include in the Corporation’s notice of the meeting. If none of the stockholders (owning beneficially or of record) who submitted the Special Meeting Request appears in person or by proxy to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been solicited, obtained or delivered.

Section 2.4 Notice of Meetings. Notice of any annual or special meeting of the stockholders, stating the place (if any), date and hour of the meeting, as well as the record date for determining stockholders entitled to vote at the meeting (if such record date is different from the record date for determining stockholders entitled to notice of the meeting), and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to notice of such meeting not less than ten nor more than sixty days before the date of such meeting. Notice of special meetings of stockholders shall also include the purpose or purposes for which the meeting is called.

Section 2.5 Quorum. The holders of shares representing a majority of votes that may be cast by the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat with respect to a particular matter, present in person or represented by proxy, shall constitute a quorum at all meetings with respect to each matter to be voted upon at a meeting of the stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law (the “DGCL”) or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

Section 2.6 Voting. When a quorum is present at any meeting of stockholders, the affirmative vote of a majority of the votes properly cast on the matter (excluding any abstentions or broker non-votes) will be the act of the stockholders with respect to all matters other than the election of directors which will be elected in accordance with Section 3.4, or as otherwise provided in these bylaws, the Certificate of Incorporation, a Preferred Stock Designation, or by the DGCL.

Section 2.7 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the

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person presiding over the meeting. The Board of Directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate; provided that such rules or regulations shall be consistent with the Certificate of Incorporation and these bylaws. Unless otherwise specified in such rules or regulations, the chairman of the Board shall serve as the chair of any meeting of stockholders. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting, to stockholders (owning beneficially or of record) of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants and (vi) the adjournment of the meeting by the chair. Unless, and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.8 Submission of Business for Consideration at Meetings of Stockholders.

(a) At an annual meeting of stockholders, only such business (other than the nomination of candidates for election as directors of the Corporation, which is governed by Section 3.3 hereof) will be conducted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 hereof, (ii) otherwise properly brought before the annual meeting by the presiding officer or by or at the direction of a majority of the entire Board, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with this Section 2.8. For purposes of these bylaws, “entire Board” refers to the total number of directors that the Corporation would have if there were no vacancies.

(b) For business to be properly requested by a stockholder to be brought before an annual meeting, (i) the stockholder must be the holder, beneficially or of record, of shares, (ii) the stockholder must be entitled to vote at such meeting (either directly or through a proxy or beneficial interest), and (iii) the stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. Except as otherwise provided by law, to be timely, a stockholder's notice must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not less than 75 calendar days prior to the anniversary of the preceding year's annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 45th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. To be in proper written form, a stockholder's notice to the secretary of the Corporation must set forth (A) as to each matter the stockholder

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proposes to bring before the annual meeting: (1) a description in reasonable detail of the business desired to be brought before the annual meeting; and (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these bylaws or the Certificate of Incorporation, the language of the proposed amendment); and (B) as to each stockholder giving the notice and any Stockholder Associate (as defined below): (1) the name and address of the stockholder and the name and address of any Stockholder Associate; (2) a representation that at least one of these persons is a holder of record or beneficially of securities of the Corporation entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the stockholder's notice; (3) the class, series and number of any securities of the Corporation that are owned of record or beneficially by any of these persons as of the date of the stockholder's notice; (4) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understandings between these persons and any other person (including their names) in connection with the proposal of the business by the stockholder; (5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of the Corporation; (6) a description of any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the stockholder or any Stockholder Associate; (7) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any securities of the Corporation; and (8) a representation that after the date of the stockholder's notice and until the date of the annual meeting, each of these persons will provide written notice to the secretary of the Corporation as soon as practicable following a change in the number of securities of the Corporation held as described in response to subclause (3) above that equals 1% or more of the then-outstanding shares of the Corporation, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (6) above that results in a change that equals 1% or more of the then-outstanding shares of the Corporation or in the economic interests underlying those agreements, arrangements or understandings; and (C) a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends: (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal; and/or (2) otherwise to solicit proxies from stockholders in support of the proposal.

For purposes of this Section 2.8 and Section 3.3 hereof, (x) “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters, Bloomberg or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) or furnished by the Corporation to its stockholders and (y) “Stockholder Associate” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, the stockholder; and (2) any beneficial owner of securities of the Corporation owned of record or beneficially by the stockholder. Notwithstanding the foregoing provisions of this Section 2.8, in order to include information with respect to a stockholder proposal in the Corporation's proxy statement and form of proxy for a meeting of stockholders, a stockholder must provide notice as required by, and otherwise comply with, all of the applicable requirements of Rule 14a-8 under the Exchange Act (or any comparable successor rule or regulation).

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Nothing in this Section 2.8 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any comparable successor rule or regulation).

(c) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting (subject to Section 2.3(g) in the case of a Stockholder Requested Special Meeting), business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with these bylaws or (ii) otherwise properly brought before the meeting in accordance with these bylaws, by the presiding officer of the meeting or by or at the direction of a majority of the entire Board.

(d) The determination of whether any business sought to be brought before any annual or special meeting of stockholders is properly brought before such meeting in accordance with this Section 2.8 will be made by the presiding officer of such meeting.

Section 2.9 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, if stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent in writing or by electronic transmission, provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

ARTICLE III

DIRECTORS

Section 3.1 Number and Qualification. The Board of Directors shall consist of at least three members, shall initially consist of seven members, and may be fixed from time to time for any period on or after the 2017 annual meeting of stockholders by (i) resolution of the Board of Directors at no more than nine members or (ii) stockholders holding a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders.

Section 3.2 Election and Term. Directors shall be elected for terms as set forth in the Certificate of Incorporation and in the manner provided in Section 3.4 hereof at the annual meeting of the stockholders.

Section 3.3 Nominations.

(a) Only persons who are nominated in accordance with the provisions of this Section 3.3 will be eligible for election as directors at a meeting of stockholders.

(b) Nominations of persons for election as directors may be made only at a meeting of stockholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder, beneficially or of record, at the time of giving the notice provided for in this Section 3.3, who is entitled to

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vote for the election of directors at such annual meeting, and who makes the nomination pursuant to timely notice in proper written form to the secretary of the Corporation in compliance with the procedures set forth in this Section 3.3.

(c) Except as otherwise provided by law, to be timely, a stockholder's notice with respect to nominations of persons for election as directors of the Corporation must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not less than 75 days prior to the anniversary of the date for the preceding year's annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 45th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

(d) To be in proper written form, a stockholder's notice pursuant to this Section 3.3 must set forth or include:

(i) as to each person who is not an incumbent director of the Corporation whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class, series and number of securities of the Corporation that are owned of record or beneficially by such person; (D) the date or dates the securities were acquired; (E) any other information relating to such person that is required to be disclosed in solicitation for proxies or election of directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation); and (F) a representation that such person meets the qualifications to serve as a director of the Corporation.

(ii) as to the stockholder giving the notice and any Stockholder Associate, (A) the name and address of the stockholder and the name and address of any Stockholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Corporation entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the stockholder's notice; (C) the class, series and number of securities of the Corporation that are owned of record or beneficially by each of these persons as of the date of the stockholder's notice; (D) a description of any material relationships, including legal, financial and/or compensatory, between the stockholder giving the notice and any Stockholder Associate, on one hand, and the proposed nominee(s), on the other hand; (E) a description of any derivative positions related to any class or series of securities of the Corporation owned of record or beneficially by the stockholder or any Stockholder Associate; (F) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any securities of the Corporation; and (G) a representation that after the date of the stockholder's notice and until the date of the annual meeting each of these persons will

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provide written notice to the secretary of the Corporation as soon as practicable following a change in the number of securities of the Corporation held as described in response to subclause (C) above that equals 1% or more of the then-outstanding shares of the Corporation, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (F) above that results in a change that equals 1% or more of the then-outstanding shares of the Corporation or in the economic interests underlying these agreements, arrangements or understanding;

(iii)  a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends: (A) to deliver a proxy statement and/or form of proxy to stockholders; and/or (B) otherwise to solicit proxies from stockholders in support of the proposed nominee;

(iv) the director questionnaire (which is available from the secretary of the Corporation upon request) that is distributed to all directors of the Corporation; and

(v) a written consent of each proposed nominee to serve as a director of the Corporation, if elected.

(e) The determination of whether any nomination sought to be brought before any annual meeting of the stockholders is properly brought before such meeting in accordance with this Section 3.3 will be made by the presiding officer of such meeting.

Section 3.4 Majority Voting in Director Elections. Each director to be elected by stockholders shall be elected as such by the vote of the majority of the votes cast by stockholders for that director at a meeting for the election of directors at which a quorum is present, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting. For purposes of this Section 3.4, a “majority of votes cast” shall mean that the number of shares voted “for” a director's election exceeds the number of votes cast “against” that director's election.

Section 3.5 Vacancies. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy may be filled by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director or by stockholders acting by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. Any director appointed to fill a vacancy shall be appointed until the next succeeding annual meeting of stockholders (or for the remainder of the term for the applicable class of directors for so long as the Board is divided into classes) and thereafter until such director's successor is elected and qualified or such director earlier resigns or is removed.

Section 3.6 Removal. Subject to the rights of holders of preferred stock (if any) with respect to any directors elected by the holders of such preferred stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause (except that so long as the Board of Directors is divided into classes, directors may be removed only for cause), by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote

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generally in the election of directors, voting together as a single class.

Section 3.7 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders. The Board of Directors may adopt such special rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as the Board of Directors may deem proper, not inconsistent with law or these bylaws.

Section 3.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time, on such date and at such place (if any), within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.

Section 3.9 Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the Board, the chief executive officer, or by the secretary upon the written request of two directors. Notice of the place (if any), date and time of each such special meeting shall be given to each director on one day's notice to each director, either personally, by mail, by telegram or by electronic transmission.

Section 3.10 Quorum. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

Section 3.11 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, or, if the consent action is taken by electronic transmission, paper reproductions of such electronic transmission or transmissions, are filed with the minutes or proceedings of the Board or committee.

Section 3.12 Participation in Meetings by Remote Communication. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting in accordance with Section 8.6.

Section 3.13 Committees. There shall be such committees of the Board of Directors as the Board of Directors may, by resolution passed by a majority of the whole Board, designate. Each committee shall consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee shall have such power and authority as may be conferred by a

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resolution of the board of directors; provided, however, that no such committee shall have the power and authority of the board of directors with respect to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the bylaws of the Corporation, or declaring a dividend or authorizing the issuance of stock (other than in connection with a stock option or other management equity incentive plan, which plan has been approved by the Corporation's board of directors). Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 3.14 Committee Meetings, Procedures and Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV

NOTICES

Section 4.1 Notice. Whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder at his address as it appears on the records of the Corporation with postage thereon prepaid and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors and stockholders may also be given by facsimile, by telephone or by a form of electronic transmission consented to by the director or stockholder to whom the notice is given.

Section 4.2 Waiver. Whenever any notice is required to be given under the provisions of the DGCL or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to the notice, in each case, whether before or after the time of the event for which the notice is given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 5.1 Generally. The officer positions in the Corporation shall consist of such as may from time to time be designated by the Board of Directors and the officers to fill same shall be chosen by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

Section 5.2 Compensation. The compensation of all officers and agents of the Corporation that are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

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Section 5.3 Succession. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.4 Authority and Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these bylaws, regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI

CAPITAL STOCK

Section 6.1 Certificates. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, to the extent required by the DGCL, every holder of shares of stock in the Corporation represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate or certificates, signed by or in the name of the Corporation by the president or a vice-president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificates may be facsimiles.

Section 6.2 Transfer.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books or, if such shares may be represented in uncertificated form pursuant to a resolution adopted by the Board of Directors, record such transaction upon its books as an issuance of uncertificated shares to the person entitled thereto, unless such person requests a certificate or certificates, in which case such person shall be entitled to have a certificate or certificates in accordance with Section 6.1.

(b)  Transfers of shares of stock represented by certificates shall be made upon the books of the Corporation only by the record holder of such stock, in person or by duly authorized attorney, upon the surrender of the certificate or certificates for the same number of shares, properly endorsed. Transfers of uncertificated shares of stock shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The Corporation is entitled for all purposes to treat the record holder as the owner of such stock, notwithstanding any knowledge of the Corporation to the contrary. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation, these bylaws and the DGCL, as the Board

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of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars of transfers or both, and may require all stock certificates to bear the signature of either or both.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 7.1 shall also include the right to advancement by the Corporation of any and all expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that the advancement of expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such person is not entitled to be so indemnified under this Section 7.1.

Section 7.2 Non-Exclusivity of Rights. The rights to indemnification and advance payment of expenses provided by Section 7.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7.3 Nature of Rights. The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 7.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or

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agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

Section 7.4 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 8.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.5 Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.6 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

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(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b)  Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 8.7 Beneficial Ownership. Notwithstanding anything to the contrary in the Certificate of Incorporation or these bylaws to the extent permitted by law, any action required or permitted to be taken by the stockholders of the Company may be taken by any stockholder of record or by any beneficial owner of any Voting Stock for any period of time that has verified its holdings in accordance with any method prescribed by Rule 14a-8(b)(2) under the Exchange Act (without giving effect to any minimum threshold or duration of ownership limitation therein). For the purposes of these bylaws, “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of Directors.

ARTICLE IX

AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the Board of Directors (other than Sections (other than Sections 2.2 (Annual Meetings), 2.3 (Special Meetings), 2.5 (Quorum), 2.6 (Voting), 2.8 (Submission of Business for Consideration at Meetings of Stockholders), 2.9 (Action Without a Meeting), 3.1 (Number and Qualification), 3.2 (Election and Term), 3.3 (Nominations), 3.4 (Majority Voting in Director Elections); 3.5 (Vacancies); 3.6 (Removal), 8.7 (Beneficial Ownership) and this Article IX of these bylaws (as such provisions are designated in the Bylaws in effect as of June 26, 2015) unless otherwise provided in any such provision, or any provision to the extent adopted, altered, amended or repealed pursuant to an action taken by stockholders, any successor provision to such provisions or any other alteration or amendment inconsistent with such sections) or by stockholders provided that any amendment proposed to be acted upon is approved by the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote.

Effective as of June 26, 2015

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